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                                                                   EXHIBIT 10.26

                        COMPLETE WELLNESS CENTERS, INC.

                       1996 RESTRICTED STOCK OPTION PLAN
                         FOR HEALTH CARE PROFESSIONALS


         1. The Purpose of the Plan. This 1996 Restricted Stock Option Plan (the "Plan") is intended to provide an opportunity for licensed health care professionals affiliated with Complete Wellness Centers, Inc., a Delaware corporation ("Company"), to acquire shares of the Company's common stock, $.0001665 par value per share ("Common Stock"). The Plan provides for the grant of options which are not intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Restricted Stock Options").

         2. Stock Subject to the Plan. The maximum numbers of shares of Common Stock which may be issued under Restricted Stock Options granted under the Plan shall be 100,000 which may be either authorized and unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company, as shall be determined by the Board of Directors of the Company. If a Restricted Stock Option expires or terminates for any reason without being exercised in full, the unpurchased shares of Common Stock subject to such Restricted Stock Option shall again be available for purposes of the Plan.

         3. Administration of the Plan. This Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board of Directors for the administration of the Plan, in the discretion of the Board of Directors. As used herein, the term "Committee" refers to such committee or, in the absence of appointment of such committee, to the Board of Directors. The Committee shall have full authority in its discretion to determine the eligible licensed health care professionals to whom Restricted Stock Options shall be granted and the terms and provisions of Restricted Stock Options, subject to the Plan. In making such determinations, the Committee may take into account such factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Restricted Stock Option agreements (which need not be identical); to determine the restrictions on
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transferability of Common Stock acquired upon exercise of Restricted Stock
Options; and to make all other determinations necessary or advisable for the proper administration of the Plan.

         4. Terms and Conditions of Options. Subject to the following provisions, all Restricted Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (a) Option Price. The option price per share shall in no event be less than 85% of the fair market value per share of Common Stock on the date the Restricted Stock Option is granted. "Fair market value" of a share of Common Stock as of any date shall be determined for purposes of the Plan as follows: (i) if the Common Stock is listed on a securities exchange or quoted through the Automated Quotation National Market System of the National Association of Securities Dealers, Inc. (NASDAQ), the fair market value shall equal the mean between the high and low sales prices on such exchange or through such market system, as the case may be, on such day or in the absence of reported sales on such day, the mean between the closing reported bid and asked prices on such exchange or through such market system, as the case may be, on such day, (ii) if the Common Stock is not listed or quoted as described in the preceding clause but is quoted through NASDAQ (but not through the National Market System), the fair market value shall equal the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc., through NASDAQ for such day, and (iii) if the Common Stock is not listed or quoted on a securities exchange or through NASDAQ, then the fair market value shall be determined by such other method as the Committee determines to be reasonable; provided, however, that if pursuant to clause (i) or (ii) fair market value is to be determined based upon the mean of bid and asked prices and the Committee determine that such mean does not properly reflect fair market value, then the fair market value shall be determined by the Committee as provided in clause (iii).

         (b) Date of Grant. For purposes of this subparagraph (b), the date a Restricted Stock Option is granted shall be the date on which the Committee has approved the terms and conditions of a stock option agreement evidencing the Restricted Stock Option ("Option Agreement") and has determined the recipient of the Restricted Stock Option and the number of shares covered by the Restricted Stock Option and has taken all such other action as is necessary to complete the grant of





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the Restricted Stock Option.

         (c) Restricted Stock Option Term. No Restricted Stock Option shall be exercisable after the expiration of ten years from the date the Restricted Stock Option is granted.

         (d) Payment. Payment for all shares of Common Stock purchased pursuant to exercise of a Restricted Stock Option shall be made in cash or, if approved by the Committee either at the time of grant or at the time of exercise, by delivery of Common Stock of the Company at its fair market value on the date of delivery. Such payment shall be made at the time that the Restricted Stock Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made. The holder of a Restricted Stock Option shall, as such, have none of the rights of a stockholder.

         (e) Nontransferability of Restricted Stock Options. Restricted Stock Options shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by the holder.

         (f) Disability. If the holder of a Restricted Stock Option ceases to be affiliated with the Company as a result of a disability as defined under
Section 22(e) of the Code ("Disability"), Restricted Stock Options held by the holder may be exercised at any time during the 12-month period following the Disability, subject to any vesting schedule and the other terms and conditions of the holder's Option Agreement.


         6.      Changes in Capitalization;  Merger;  Liquidation.

         6.1. The number of shares of Common Stock subject to Restricted Stock Options, the number of shares of Common Stock as to which Restricted Stock Options may be granted, the number of shares covered by each outstanding Restricted Stock Option and the price per share of each outstanding Restricted Stock Option shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares, (ii) the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         If the Company shall be the surviving corporation in any merger, share exchange or





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consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Restricted Stock Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Restricted Stock Option, the number and class of shares of Common Stock or other securities to which a holder of the number of shares of Common Stock at the time of such transaction would have been entitled to receive as a result of such transaction. Upon a merger, share exchange, consolidation or other business combination in which the Company is not the surviving corporation, the surviving corporation shall substitute another award of restricted stock options with equivalent value to outstanding Restricted Stock Options in a transaction to which Section 424(a) of the Code is applicable.

         In the event of a change in the Company's shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

         A dissolution or liquidation of the Company shall cause each outstanding Restricted Stock Option to terminate.

         6.2. In the event of any such changes in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which Restricted Stock Options are outstanding and with respect to future grants of Restricted Stock Options as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this Section 6.

         6.3. The existence of the Plan and the Restricted Stock Options granted Pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger, share exchange or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.


         7. Termination and Amendment of the Plan. The Plan shall terminate on the date ten years after adoption of the Plan by the Board of Directors, and no Restricted Stock Options shall be





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granted under the Plan after that date, but Restricted Stock Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the stockholders or the Board of Directors of the Company; provided, however, that no such termination, modification or amendment without the consent of the holder of a Restricted Stock Option shall adversely affect his or her rights under such Restricted Stock Option.





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